MILACRON INC. AND SUBSIDIARIES
COMPUTATION OF PER SHARE EARNINGS
(UNAUDITED)



                                 (In thousands, except per-share amounts)

                                Three Months Ended     Six Months Ended
                               --------------------   -------------------
                                June 30,    June 30,   June 30,   June 30,
                                  1999        1998       1999       1998
                                -------     -------    -------    -------

Net earnings                    $15,340      $20,868    $30,415   $38,496
Less preferred dividends            (60)         (60)      (120)     (120)
                                -------      -------    -------   -------
 Net earnings available
   to common shareholders       $15,280      $20,808    $30,295   $38,376
                                =======      =======    =======   =======

Basic earnings per share:

 Weighted-average common shares
   outstanding                   36,729       39,199     37,014    39,178
                                =======      =======    =======   =======

     Per share amount           $   .42      $   .53    $   .82   $   .98
                                =======      =======    =======   =======

Diluted earnings per share:

 Weighted-average common shares
   outstanding                   36,729       39,199     37,014    39,178
   Dilutive effect of stock
    options and restricted
    shares based on the
    treasury stock method           249          540        225       545
                                -------      -------    -------   -------

   Total                         36,978       39,739     37,239    39,723
                                =======      =======    =======   =======

     Per share amount           $   .41      $   .52    $   .81   $   .96
                                =======      =======    =======   =======

Note: This computation is required by Regulation S-K, Item 601, and is filed as an exhibit under Item 6 of Form 10-Q.